SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                October 30, 1998
                                ----------------
                        Date of report (Date of earliest
                                 event reported)


                     WILSHIRE FINANCIAL SERVICES GROUP INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-21845                  93-1223879
-------------------------------   ----------------------  ----------------------
(State or other jurisdiction of   Commission File Number      (I.R.S. Employer
        incorporation)                                    Identification Number)




                   1776 SW Madison Street, Portland, OR 97205
                   ------------------------------------------
                 (Address of principal executive offices)(Zip Code)


                                 (503) 223-5600
                                 --------------
               Registrant's telephone number, including area code




                                   Not Applicable

           (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 30, 1998, Wilshire Financial Services Group Inc. ("WFSG" or the "Company") sold a loan pool to Bear Stearns Mortgage Capital Corporation for $232.5 million. The sales price was determined through arms length negotiations between the purchaser and the Company. Cash proceeds from the sale were used to repay principal and interest on the existing repurchase agreement with an unrelated third party for which these loans served as collateral totaling $227.2 million.

     The assets sold consisted of approximately 1,396 fully amortizing fixed-rate mortgage loans secured by first liens on residential properties that had a weighted average coupon of 8.15% and a weighted average remaining term to maturity of 28.8 years.

     The market for mortgage-backed securities and, in particular, subordinate credit related tranches of these securities has experienced dramatically widening spreads throughout the last ten weeks. Liquidity problems affecting certain Wall Street firms, hedge funds and other financial instruments investors have exacerbated this market phenomenon through forced liquidations of their assets. This has led to an increased need for liquidity at WFSG both to meet collateral calls and as a preemptive measure to protect against future MBS spread distortions that the Company expects may be experienced by the markets in general.

     As a result, the Company, through this sale, has reduced debt and increased current liquidity, enabling it to meet collateral calls. The Company recognized an impairment loss on these assets totaling approximately $5.4 million, or $4.7 million net of tax benefit, during the quarter ended September 30, 1998. In addition, the Company may recognize impairment losses on unsold assets and assets sold which are not required to be covered under Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information related to the asset sold listed under Item 2 is attached hereto, and incorporated herein by reference, as Exhibit 99.

(c)  Exhibits

     The following exhibits are filed as part of this report:

               2.1 Mortgage Loan Purchase Agreement dated October 30, 1998, between Wilshire Funding Corporation and Bear Stearns Mortgage Capital Corporation.

               99   Pro forma financial information


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WILSHIRE FINANCIAL SERVICES
                                             GROUP INC.



                                           By:  /s/  Lawrence A. Mendelsohn
                                           --------------------------------
                                           Lawrence A. Mendelsohn
                                           President


Date:  November 13, 1998                   By:  /s/  Chris Tassos
                                           -------------------------------
                                           Chris Tassos
                                           Executive Vice President and
                                           Chief Financial Officer




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                        INDEX TO EXHIBITS FILED HEREWITH



 EXHIBIT    DESCRIPTION                                                   PAGE
 -------    --------------------------------------------------------    --------

   2.1      Mortgage Loan Purchase Agreement dated October 30, 1998,         6
            between Wilshire Funding Corporation and Bear Stearns
            Mortgage Capital Corporation.


    99      Pro Forma Financial Information - Narrative Format              20